Exhibit 10.2
FIRST AMENDMENT TO UNIVERSAL COMPRESSION, INC.
401(k) RETIREMENT AND SAVINGS PLAN
     WHEREAS, Universal Compression, Inc. (the “Company”) has previously established and maintains the Universal Compression, Inc. 401(k) Retirement and Savings Plan, pursuant to the adoption of the Union Bank of California, N.A. SelectBENEFIT Prototype Non-Standardized 401(k) Profit Sharing Plan and Trust (the “Plan”), to provide benefits for its eligible employees; and
     WHEREAS, in connection with the closing (the “Closing”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 5, 2007, as amended, by and among Universal Compression Holdings, Inc. (“UCH”), Hanover Compressor Company (“Hanover”), Exterran Holdings, Inc. (formerly known as Iliad Holdings, Inc.) (“Exterran”), Ulysses Sub, Inc. and Hector Sub, Inc., pursuant to which the UCH and Hanover will become wholly owned subsidiaries of Exterran, the Company desires to amend the Plan, by amendment of the Adoption Agreement for Union Bank of California, N.A. SelectBENEFIT Prototype Non-Standardized 401(k) Profit Sharing Plan and Trust (“Adoption Agreement”), to provide that the employer contributions in the accounts of employees who are participants in the Plan as of the date of the Closing shall be fully vested as of such date (with all subsequent contributions subject to the applicable vesting schedule under the Plan); and
     NOW, THEREFORE, in consideration of the above premises, the Company hereby amends the Plan, effective as of the date of the Closing, as follows:
     1. Item 19.h. of the Adoption Agreement is hereby amended to add the following new sentences to the end thereof.
“Notwithstanding the above, Participants who are Employees of the Employer as of the date of the closing (the ‘Closing’) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 5, 2007, as amended, by and among Universal Compression Holdings, Inc., Hanover Compressor Company (‘Hanover’), Exterran Holdings, Inc. (formerly known as Iliad Holdings, Inc.) (‘Exterran’), Ulysses Sub, Inc. and Hector Sub, Inc., shall be fully vested in their Employer Contributions (along with earnings attributable thereto) in their accounts under the Plan as of the date of the Closing. Employer Contributions to the Plan after the date of the Closing shall be subject to, and follow, the vesting schedule indicated above for Employer Contributions in this Section 19 of the Adoption Agreement.”
     2. Item 19.q. of the Adoption Agreement is hereby amended to add the following new sentences to the end thereof.
“Notwithstanding the above, Participants who are Employees of the Employer as of the date of the Closing (as defined in Section 19.f. above), shall be fully vested in their Employer Matching Contributions (along with earnings attributable thereto) in their accounts under the Plan as of the date of the Closing. Employer Matching Contributions to the Plan after the date of the Closing shall be subject to, and follow, the vesting schedule indicated above for Employer Matching Contributions in this Section 19 of the Adoption Agreement.”

     3. The Plan, pursuant to the Adoption Agreement, shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.
     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer, effective as of July 30, 2007.

UNIVERSAL COMPRESSION, INC.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Vice President, General Counsel and Secretary